UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2007 (December 20, 2007)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 4300 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 458-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 20, 2007, Stephen T. Newton, President of Transmeridian Exploration Incorporated (the “Company”), resigned from the Company, effective as of November 30, 2007. In connection with Mr. Newton’s departure, he entered into a separation and release agreement with the Company, effective November 30, 2007 (subject to a seven day revocation period in favor of Mr. Newton expiring December 27, 2007), whereby he agreed, among other things, to release certain claims against the Company and its affiliates. In connection with his resignation and the separation and release agreement, Mr. Newton is entitled to receive a severance package consisting of a lump-sum severance payment in the amount of $125,000, less applicable tax withholdings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: December 26, 2007	By:	/s/ Nicolas J. Evanoff
	Name:	Nicolas J. Evanoff
	Title:	Vice President, General Counsel and Secretary